PRESS RELEASE

OSL Holdings Executes $5 Million Management Services Agreement with Los Angeles Client

$1 Million Per Year, 5 Year Term; OSL to Provide Comprehensive Services Including Future Planning, Long Term Market Strategy, Retail Operations Planning, Leasing of Fixtures and Office Equipment, as well as Business Operations Process Creation

ORANGEBURG, NEW YORK – OSL HOLDINGS (OTCQB: OSLH) (“OSL” or “the Company”), a growth-stage public company in the business of acquiring and optimizing key aspects of the legal cannabis industry, today announced that it has executed a definitive agreement to provide a comprehensive suite of services to a Los Angeles client looking to enter the legal, licensed cannabis business in the future within the Los Angeles, California market.

“As mentioned in my recent shareholder letter, OSL has been working diligently to identify clients looking to enter the legal medical cannabis businesses in the future and that value our future planning and management services,” said Bob Rothenberg, CEO of OSL Holdings. “The execution of OSL’s first multi-year, multimillion-dollar agreement validates the strategy behind our Future Planning & Services Model, and lays the groundwork for our plans going forward.”

Under the terms of the agreement, OSL will provide plans to create new retail experiences, generate operational guidelines & strategy documents as well as create “launch” or grand opening scenarios with marketing outreach and segmentation strategies. We will also provide future infrastructure planning and future operational support documents. These documents and future planning services will come in the form of documents that explain how to leverage facilities, efficiency technologies, operations guides, accounting software, genetics, customer service know-how. We are also leasing general retail and office equipment not directly used in the production or processing of cannabis, and other similar activities. Our operational support will come in the form of retail know-how, accounting and billing services, and operations and point-of-sale (POS) software. At no time will OSL grow, process, own, handle, or sell cannabis, or the equipment used for these purposes.

The Company is currently exploring similar service relationships with other clients looking to enter the legal cannabis businesses in California and other states in the future.

The details of this transaction are available via the Company’s SEC filings, located here:
http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001329957&owner=exclude&count=40

About OSL

OSL Holdings (OTC: OSLH) is a development and technology company specializing in affluent, liberal markets with high disposal income. The Company intends to operate a real-time loyalty rewards platform that can facilitate the earning and redemption of rewards currency at the point of the transaction (online, mobile, at retail) as well as on future transactions. OSL Holdings’ target consumers are highly educated, respond to cause marketing initiatives and socially conscious business models, and are technologically savvy. On March 10, 2014, the Company announced its entry into the legal cannabis market, setting up foundational work for branding, marketing, technology, and logistics to future legal cannabis licensors via master services, consulting, and lease agreements.

The Company’s filings with the SEC are available at http:
//www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001329957&owner=exclude&count=40

For more information, please visit the Company’s website at www.oslholdings.com.

Forward Looking Statements – Safe Harbor

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases you can identify those so-called “forward looking statements” by words such as “may,” “will,” “should,” “expects,” plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors, risks and uncertainties that could cause actual results and developments to differ materially from forecasted results. For a discussion of these factors, risks and uncertainties please see our filings with the Securities and Exchange Commission. Our public filings with the Commission are available from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Company Contact:

OSL Holdings Inc.

+1-845-363-6776

info@OSLHoldings.com

http://www.OSLHoldings.com